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                                                                   Exhibit 10.93

                       RETIREMENT AND CONSULTING AGREEMENT

      THIS RETIREMENT AND CONSULTING AGREEMENT (the "Agreement") is made and entered into as of the 26th day of October, 2006 by and between COCHRANE FURNITURE COMPANY, INC. (the "Company"), a North Carolina corporation, and STEPHEN D. HEALY ("Healy"), a resident of the State of North Carolina,

                              W I T N E S S E T H:

      WHEREAS, Healy is presently employed by the Company as an employee-at-will and as the Company's president; and

      WHEREAS, Healy has advised the Company that he desires to retire from the Company by December 31, 2006; and

      WHEREAS, Healy has agreed to remain as the Company's president until the earlier of such time as the Company hires a new president or December 31, 2006; and

      WHEREAS, Healy has offered to provide consulting services to Chromcraft Revington, Inc. ("CRI"), the Company or other subsidiaries or affiliates of CRI for a certain period of time following his retirement, and CRI, the Company or other subsidiaries or affiliates of CRI desire to utilize Healy's services as a consultant as set forth in this Agreement; and

      WHEREAS, the Company and Healy desire to set forth in this Agreement the terms of Healy's retirement, his consulting services and certain other restrictions, covenants and agreements of Healy.

      NOW, THEREFORE, in consideration of the foregoing premises, the respective covenants, agreements and obligations contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Healy hereby agree as follows:

      Section 1. Retirement. The Company and Healy hereby agree that Healy shall continue to serve as the president of the Company and shall retire, and his employment by the Company shall terminate, upon the first to occur of (a) the date on which the Company hires a new president, or (b) December 31, 2006 (the "Retirement Date"). Accordingly, Healy hereby also resigns from his position as president of the Company and from all other positions that he holds with the Company, CRI and all of CRI's subsidiaries and affiliates effective as of the Retirement Date. Healy shall continue to serve as an employee-at-will and as the president of the Company and to receive his current salary and employee benefits through and until the Retirement Date.

      Section 2. Employee Benefits.

      (a) Incentive Compensation. All outstanding and unexercised options to purchase shares of CRI common stock that have been granted to Healy and that have vested on or before the Retirement Date shall be exercisable by him in accordance with CRI's 1992 Stock Option Plan (as amended and restated) and the applicable stock option award agreement. All outstanding options to purchase shares of CRI common stock that have been granted to Healy but that have not vested on or before the Retirement Date shall lapse and not be exercisable on and after the Retirement Date. All other outstanding incentive compensation awards (whether vested or unvested, or earned or unearned) granted to Healy prior to the Retirement Date shall vest or be earned, exercisable, paid, forfeited and otherwise treated in accordance with the applicable plan and award agreement.

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      (b) Retirement Benefits. Only those amounts that are fully vested and properly payable on or before the Retirement Date under the ESOP and any other retirement plans sponsored or maintained by CRI shall be paid to Healy. Such amounts shall be paid in accordance with the provisions of such plans.

      (c) Health Benefits. If Healy participates in the Company's group health plan as of the Retirement Date and he elects to continue such coverage for himself and/or his spouse and legal dependents under the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended ("COBRA"), Healy shall pay all premiums associated with such continuation coverage and the Company shall reimburse Healy only for such premiums until the earlier of (i) the period of time that Healy has elected to receive continued coverage under CRI's group health plan pursuant to COBRA (but, in any event, not to exceed eighteen (18) months following the Retirement Date), or (ii) the date on which Healy becomes eligible to receive health insurance benefits from a new employer (but only so long as such employment by a new employer is not in violation of Healy's non-competition covenants set forth in Section 5 of this Agreement).

      (d) Other Plans and Policies. All other amounts that are vested, earned or properly payable to Healy on or before the Retirement Date under any other written plan or policy of the Company or CRI that have not been paid to him on or before the Retirement Date shall be paid to him in accordance with the terms of such plan or policy.

      (e) Acknowledgment by Healy. Other than as set forth in this Section 2 and the payment of Healy's salary in accordance with Section 1 hereof, Healy acknowledges and agrees that CRI or the Company has paid him all salary, bonuses, incentive compensation, employee benefits and other compensation and amounts to which he is entitled in connection with his employment by the Company and that he is not entitled to any additional compensation or other amounts from CRI, the Company or any other subsidiary or affiliate of CRI.

      (f) Taxes. All taxes (other than the Company's portion of FICA taxes) on the salary and other amounts payable to Healy in connection with his services as an employee of the Company shall be paid by Healy. The Company shall be entitled to withhold from Healy's salary and all other amounts payable to Healy pursuant to this Agreement or any plan (i) applicable income, employment, FICA and other taxes, (ii) such amounts authorized by Healy, and (iii) other appropriate and customary amounts.

      Section 3. Consulting Services.

      (a) Term. From the Retirement Date until March 31, 2007 (the "Initial Term"), Healy shall provide the consulting services described in this Section to CRI, the Company or any of CRI's other subsidiaries or affiliates. From April 1, 2007 until June 30, 2008 (the "Subsequent Term"), Healy may, in his discretion, accept consulting assignments from CRI, the Company or any of CRI's other subsidiaries or affiliates. The Initial Term and the Subsequent Term may be referred to in this Agreement individually or collectively as the "Consulting Term."

      (b) Services. From the Retirement Date until December 31, 2006, Healy shall provide financial, strategic and other general business consulting services on an exclusive basis to CRI, the Company or any of CRI's other subsidiaries or affiliates as may be requested by the Chairman of CRI or the Chairman of the Company up to 160 hours per calendar month (pro-rated for any partial months). From January 1, 2007 until the end of the Initial Term, Healy shall provide financial, strategic and other general business consulting services on an exclusive basis to CRI, the Company or any of CRI's other subsidiaries or affiliates as may be requested by the Chairman of CRI or the Chairman of the Company and as may be mutually agreeable to the Chairman and Healy. During the Subsequent Term, Healy may,

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in his discretion, provide financial, strategic and other general business consulting services to CRI, the Company or any of CRI's other subsidiaries or affiliates as may be requested by the Chairman of CRI or the Chairman of the Company; provided that Healy shall not be required to accept any consulting assignments from CRI, the Company or any of CRI's other subsidiaries or affiliates or provide the consulting services described in this Section during the Subsequent Term, and neither CRI nor the Company, nor any of CRI's subsidiaries or affiliates, shall be required to request any consulting services from Healy under this Agreement during the Subsequent Term.

      During the Initial Term, Healy shall provide consulting services under this Agreement only to CRI, the Company or any of CRI's other subsidiaries or affiliates on an exclusive basis. During the Subsequent Term, Healy is permitted to provide consulting, employment or other services to other Persons (as hereinafter defined), so long as he does not breach or violate the covenants and restrictions contained in Sections 4, 5 and 6 of this Agreement. Neither CRI nor the Company, nor any of CRI's subsidiaries or affiliates, guarantees any minimum level of consulting assignments to be given to Healy during the Consulting Term.

      (c) Consulting Fees. For his consulting services provided under this Agreement, Healy shall be paid a consulting fee (i) during the Initial Term, at a rate of $18,916.67 per calendar month (pro-rated for any partial months), and
(ii) following the Initial Term, at a rate of $1,000 per day (but in no event to exceed $15,000 for any period of 20 consecutive business days if CRI, the Company or another subsidiary or affiliate of CRI has engaged Healy to provide consulting services under this Agreement during each of such days). A business day shall mean any day (other than a Saturday or Sunday) that CRI is open for business. The consulting fees payable to Healy shall be paid (I) during the Initial Term, every other Friday in arrears, and (II) during the Subsequent Term, on a monthly basis within 30 days following the month in which his consulting services were provided.

      (d) Expenses. The Company shall promptly reimburse Healy for all reasonable and necessary direct business and travel expenses actually incurred by him in rendering his consulting services under this Agreement, provided that such expenses are approved in advance by the Chairman of CRI or the Chairman of the Company. Healy shall provide the Company with sufficient documentation of his expenses to satisfy the Company's customary expense reimbursement policy and any requirements of the Internal Revenue Code.

      (e) Relationship. Healy understands and agrees that all consulting services provided by Healy under this Agreement shall be performed by Healy as an independent contractor, and not as an employee, agent, representative, partner or joint venture of CRI, the Company or any of CRI's other subsidiaries or affiliates. Healy shall have sole discretion and responsibility for the selection of the procedures, processes, materials, working hours and other incidents of performance of his consulting services under this Agreement, provided that CRI or the Company may require Healy to travel to one or more of their facilities or other locations for the performance of his consulting services. In addition, Healy understands and agrees that, following the Retirement Date, he shall not be eligible to participate in any employee benefit, retirement, incentive compensation or other plans or programs of CRI, the Company or any of CRI's subsidiaries or affiliates even though he may be providing consulting services under this Agreement. While Healy is providing consulting services under this Agreement, Healy shall not have, nor will he hold himself out as having, any right, power or authority to bind (or to create any contract, commitment or obligation for, in the name of or on behalf of) CRI, the Company or any of CRI's subsidiaries or affiliates.

      (f) Compliance with Laws. Healy agrees, and will ensure, that his performance of consulting services under this Agreement shall be in compliance with all laws, rules, regulations and other

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legal requirements. In addition, Healy acknowledges and understands that, in the course of his performance of consulting services under this Agreement, he may be provided or have access to Confidential Information (as hereinafter defined). Healy shall not use such information as a basis to purchase, sell, hold or otherwise deal in any securities of CRI or to otherwise violate any federal or state securities laws, rules or regulations.

      (g) Taxes. Healy understands and agrees that (i) he shall be solely and completely responsible for any and all taxes due and owing on any consulting fees paid to him relating to any consulting services provided under this Agreement, including, but not limited to, income, FICA and self-employment taxes, and (ii) the Company shall issue Forms 1099 to Healy, and shall not withhold any taxes for any consulting fees paid to him, relating to consulting services provided under this Agreement.

      Section 4. Non-Disclosure; Return of Confidential Information and Other Property.

      (a) Confidential Information; Non-Disclosure. At all times while Healy is employed by the Company, CRI or any of CRI's subsidiaries or affiliates and at all times thereafter, Healy shall not (i) directly or indirectly disclose, provide or discuss any Confidential Information with or to any Person other than those directors, officers, employees, representatives and agents of the Company, CRI and any of CRI's subsidiaries or affiliates who need to know such Confidential Information for a proper corporate purpose, and (ii) directly or indirectly use any Confidential Information (A) to compete against the Company, CRI or any of CRI's subsidiaries or affiliates, (B) to the detriment of the Company, CRI or any of CRI's subsidiaries or affiliates, or (C) for Healy's own benefit or for the benefit of any Person other than the Company, CRI or any of CRI's subsidiaries or affiliates. Healy agrees that all Confidential Information is and at all times shall remain the property of the Company, CRI or any of CRI's subsidiaries or affiliates, as applicable.

      For purposes of this Agreement, the term "Confidential Information" means any and all of the following, whether provided or disclosed to Healy, prepared by Healy or to which Healy has been provided access, regardless of whether on, before or after the date of this Agreement:

            (i) any and all materials, records, data, documents, lists and information (whether in writing, printed, verbal, electronic, computerized, on disk, CD, DVD or otherwise) (A) relating or referring in any manner to the business, operations, affairs, financial condition, results of operation, assets, liabilities, sales, revenues, income, estimates, projections, budgets, policies, strategies, techniques, methods, products, developments, suppliers, vendors, relationships and/or customers of the Company, CRI or any of CRI's subsidiaries or affiliates that are confidential, proprietary or not otherwise publicly available (other than through a breach of this Agreement by the Employee or any other impermissible disclosure), or (B) that the Company or CRI or any of its subsidiaries or affiliates has deemed confidential, proprietary or nonpublic; and

            (ii) without limiting the foregoing, any and all material nonpublic information of the Company within the meaning and intent of the federal securities laws; and

            (iii) without limiting the foregoing, any and all trade secrets of the Company, CRI or any of CRI's subsidiaries or affiliates; and

            (iv) any and all copies, summaries, analyses, extracts, documents or information (whether prepared by the Company, the Employee or otherwise) which relate or refer to or reflect any of the items set forth in (i), (ii) or (iii) above.

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      (b) Return of Confidential Information and Other Property. Healy covenants and agrees to return promptly to the Company all Confidential Information that is still in Healy's possession or control or the location of which the Employee knows (i) at the Retirement Date, and (ii) following the Retirement Date, at the end of the Subsequent Term unless the return thereof is requested earlier by CRI or the Company (including, but not limited to, any Confidential Information contained on Healy's personal or home computer). Healy further covenants and agrees to return promptly to the Company, at the Company's headquarters, all vehicles, equipment, computers, credit cards, keys, access cards, passwords and other property of CRI, the Company or any subsidiary or affiliate of CRI that are still in Healy's possession or control or the location of which the Employee knows (i) at the Retirement Date, and (ii) following the Retirement Date, at the end of the Subsequent Term unless the return thereof is requested earlier by CRI or the Company, and to cease using any of the foregoing thereafter.

      Section 5. Non-Competition.

      (a) Healy hereby understands, acknowledges and agrees that, by virtue of his position as the president of the Company and thereafter as a consultant for the Company, he has or will have advantageous familiarity and personal contacts with the suppliers, vendors, employees and customers (wherever located) of the Company, CRI and CRI's subsidiaries or affiliates and has and will have advantageous familiarity with the Confidential Information and the business, operations, affairs and strategies of the Company, CRI and CRI's subsidiaries or affiliates. Accordingly, at all times while Healy is employed by the Company, and for a period of one (1) year following the completion of the final consulting project assigned to Healy by the Company, CRI or a subsidiary or affiliate of CRI hereunder, Healy shall not, in any location within the United States of America, directly or indirectly, or individually or together with any other Person, as owner, shareholder, investor, member, partner, proprietor, principal, director, officer, employee, manager, agent, representative, independent contractor, consultant or otherwise:

            (i) engage in, or assist another Person in engaging in, any business, operation or activity which competes with any business, operation or activity conducted or proposed to be conducted by the Company, CRI or any of CRI's subsidiaries or affiliates (or which is in the same or a similar line of business as the Company, CRI or any of CRI's subsidiaries or affiliates) on Healy's last day of employment with the Company or at any time during the Consulting Term; or

            (ii) finance, operate or control any business, operation or activity which competes with any business, operation or activity conducted or proposed to be conducted by the Company, CRI or any of CRI's subsidiaries or affiliates (or which is in the same or a similar line of business as the Company, CRI or any of CRI's subsidiaries or affiliates) on Healy's last day of employment with the Company or at any time during the Consulting Term; or

            (iii) offer or provide employment, hire or engage (whether on a full-time, part-time or consulting basis or otherwise) any individual who is an employee of the Company, CRI or any of CRI's subsidiaries or affiliates on the last day of Healy's employment with the Company or at any time during the Consulting Term.

      (b) Healy acknowledges the nationwide scope of the business of the Company, CRI and CRI's subsidiaries or affiliates. Nevertheless, in the event that any provision of this Section 5 is found by a court of competent jurisdiction to exceed the geographic or other restrictions permitted by applicable law, then the court shall have the power to reduce, limit or reform (but not to increase or make greater) such provision to make it enforceable to the maximum extent permitted by law, and such provision shall then be enforceable against Healy in its reduced, limited or reformed manner; provided, however, that a

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provision shall be enforceable in its reduced, limited or reformed manner only in the particular jurisdiction in which a court of competent jurisdiction makes such determination. By way of example and not in limitation of the foregoing, the covenants of Healy set forth in this Section may be limited to the geographic areas consisting of one hundred (100) miles from each city, town, village, municipality or other location in the United States of America in which the Company, CRI or any of CRI's subsidiaries or affiliates maintains an office, manufacturing facility, warehouse or showroom on Healy's last day of employment with the Company.

      In addition, the Company and Healy agree that the provisions of this
Section 5 shall be severable in accordance with Section 10(e) hereof.

      Section 6. Non-Solicitation.

      (a) Healy hereby understands, acknowledges and agrees that, by virtue of his position as the president of the Company and thereafter as a consultant for the Company, he has and will have advantageous familiarity and personal contacts with the suppliers, vendors, employees and customers (wherever located) of the Company, CRI and CRI's subsidiaries or affiliates and has and will have advantageous familiarity with the Confidential Information and the business, operations, affairs and strategies of the Company, CRI and CRI's subsidiaries or affiliates. Accordingly, at all times while Healy is employed by the Company, and for a period of eighteen (18) months following the completion of the final consulting project assigned to Healy by the Company, CRI or a subsidiary or affiliate of CRI hereunder, Healy shall not, directly or indirectly, or individually or together with any other Person, as owner, shareholder, investor, member, partner, proprietor, principal, director, officer, employee, manager, agent, representative, independent contractor, consultant or otherwise:

            (i) solicit in any manner, seek to obtain, service or accept any business of any Person who is a customer of the Company, CRI or any of CRI's subsidiaries or affiliates on Healy's last day of employment with the Company or at any time during the Consulting Term; or

            (ii) request or advise any Person who is a customer, supplier or vendor of or who otherwise is doing business with the Company, CRI or any of CRI's subsidiaries or affiliates on Healy's last day of employment with the Company or at any time during the Consulting Term to terminate, reduce, limit or change their business or relationship with the Company, CRI or any of CRI's subsidiaries or affiliates; or

            (iii) induce, request or attempt to influence any Person who is employed by the Company, CRI or any of CRI's subsidiaries or affiliates on Healy's last day of employment with the Company or at any time during the Consulting Term to terminate the employee's employment with the Company, CRI or any of CRI's subsidiaries or affiliates.

      (b) Healy acknowledges the nationwide scope of the business of the Company, CRI and CRI's subsidiaries or affiliates. Nevertheless, in the event that any provision of this Section 6 is found by a court of competent jurisdiction to exceed the time, geographic or other restrictions permitted by applicable law, then the court shall have the power to reduce, limit or reform (but not to increase or make greater) such provision to make it enforceable to the maximum extent permitted by law, and such provision shall then be enforceable against Healy in its reduced, limited or reformed manner; provided, however, that a provision shall be enforceable in its reduced, limited or reformed manner only in the particular jurisdiction in which a court of competent jurisdiction makes such determination.

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      In addition, the Company and Healy agree that the provisions of this
Section 6 shall be severable in accordance with Section 10(e) hereof.

      Section 7. Intellectual Property. Healy understands, acknowledges and agrees that each and every invention, discovery, improvement, device, design, apparatus, practice, process, method, technique or product (whether patentable or copyrightable or not) made, created, developed, perfected, devised, conceived, worked on or first reduced to practice by Healy, either solely or in collaboration with others, during the period of Healy's employment with the Company (whether or not during regular working hours) or during the Consulting Term relating, directly or indirectly, to the business, operations, affairs, products, practices, techniques or methods of the Company, CRI or any of CRI's subsidiaries or affiliates (the "Developments") is and shall be the exclusive property of the Company, CRI or CRI's subsidiaries or affiliates, as applicable. Healy hereby assigns and agrees to assign to the Company, CRI or CRI's subsidiaries or affiliates, as applicable, any and all of Healy's right, title and interest in and to any and all Developments and hereby forever and unconditionally releases and relinquishes any and all rights that he may have with respect to any and all of the Developments.

      Section 8. Periods of Noncompliance and Reasonableness of Periods. The restrictions and covenants contained in Sections 5 and 6 of this Agreement shall be deemed not to run during all periods of noncompliance, the intention of the parties hereto being to have such restrictions and covenants apply during the full periods specified in Sections 5 and 6 of this Agreement. The Company and Healy understand, acknowledge and agree that the restrictions and covenants contained in Section 5 and Section 6 of this Agreement are reasonable in view of Healy's position as president and thereafter a consultant of the Company, the competitive and confidential nature of the information of which Healy has or will have knowledge and the competitive nature of the business in which the Company, CRI and CRI's subsidiaries and affiliates are or may be engaged.

      Section 9. Remedies. Healy agrees that the Company will suffer irreparable damage and injury and will not have an adequate remedy at law in the event of any actual, threatened or attempted breach by Healy of any provision of Sections 4, 5, 6 or 7. Accordingly, in the event of a breach or a threatened or attempted breach by Healy of any provision of Sections 4, 5, 6 or 7, in addition to all other remedies to which the Company is entitled at law, in equity or otherwise, the Company shall be entitled to a temporary restraining order, a permanent injunction and/or a decree of specific performance of any provision of Sections 4, 5, 6 or 7. In addition, in the event of any breach by Healy of any provision of Sections 4, 5, 6 or 7, Healy shall immediately repay to the Company all consulting fees paid to him under this Agreement. The parties agree that a bond posted by the Company in the amount of One Thousand Dollars ($1,000) shall be adequate and appropriate in connection with such restraining order or injunction and that actual damages need not be proved by the Company prior to it being entitled to obtain such restraining order, injunction or specific performance. The foregoing remedies shall not be deemed to be the exclusive rights or remedies of the Company for any breach of or noncompliance with this Agreement by Healy but shall be in addition to all other rights and remedies available to the Company at law, in equity or otherwise.

      Section 10. Miscellaneous.

      (a) Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Company and Healy and their respective heirs, executors, representatives, successors and assigns; provided, however, that neither party may assign this Agreement without the prior written consent of the other party hereto except that the Company may, without the consent of Healy, assign this Agreement in connection with any merger, consolidation, share exchange, combination, sale of stock or assets, dissolution, shut down of the Company or similar transaction involving the Company. In the event

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of any such permitted assignment of this Agreement, all references to the
"Company" shall thereafter mean and refer to the assignee of the Company.

      (b) Waiver. Either party hereto may, by a writing signed by the waiving party, waive the performance by the other party of any of the covenants or agreements to be performed by such other party under this Agreement. The waiver by either party hereto of a breach of or noncompliance with any provision of this Agreement shall not operate or be construed as a continuing waiver or a waiver of any other or subsequent breach or noncompliance hereunder. The failure or delay of either party at any time to insist upon the strict performance of any provision of this Agreement or to enforce its rights or remedies under this Agreement shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of such provision, or to pursue any of its rights or remedies for any breach hereof, at a future time.

      (c) Amendment. This Agreement may be amended, modified or supplemented only by a written agreement executed by all of the parties hereto.

      (d) Headings. The headings in this Agreement have been inserted solely for ease of reference and shall not be considered in the interpretation or construction of this Agreement.

      (e) Severability. In case any one or more of the provisions (or any portion thereof) contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions (or portion thereof) had never been contained herein; provided, however, if any provision of Section 5 or 6 of this Agreement shall be determined by a court of competent jurisdiction to be unenforceable because of the provision's scope, duration, geographic restriction or other factor, then such provision shall be considered divisible and the court making such determination shall have the power to reduce or limit (but not increase or make greater) such scope, duration, geographic restriction or other factor or to reform (but not increase or make greater) such provision to make it enforceable to the maximum extent permitted by law, and such provision shall then be enforceable against the appropriate party hereto in its reformed, reduced or limited form.

      (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same agreement.

      (g) Construction. This Agreement shall be deemed to have been drafted by both parties hereto. This Agreement shall be construed in accordance with the fair meaning of its provisions and its language shall not be strictly construed against, nor shall ambiguities be resolved against, any party.

      (h) Entire Agreement. This Agreement, and the plans, programs, policies, procedures, rules and agreements referenced herein, constitute the entire understanding and agreement between the parties hereto relating to the subject matter hereof and thereof, and supersede all other prior understandings, commitments, representations, negotiations, contracts and agreements, whether oral or written, between the parties hereto relating to the matters contemplated hereby and thereby.

      (i) Certain References. Whenever in this Agreement a singular word is used, it also shall include the plural wherever required by the context and vice-versa. All references to the masculine, feminine or neuter genders herein shall include any other gender, as the context requires. Unless expressly provided otherwise, all references in this Agreement to days shall mean calendar, not business, days.

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      (j) Governing Law. Because CRI, as the parent company of the Company, maintains its principal place of business in the State of Indiana, this Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, without reference to any choice of law provisions, principles or rules thereof (whether of the State of Indiana or any other jurisdiction) that would cause the application of any laws of any jurisdiction other than the State of Indiana. Any action to enforce this Agreement shall be brought only in a court of competent jurisdiction in the State of Indiana.

      (k) Notices. All notices, requests and other communications hereunder shall be in writing (which shall include facsimile communication) and shall be deemed to have been duly given if (i) delivered by hand; (ii) sent by certified United States Mail, return receipt requested, first class postage pre-paid;
(iii) sent by overnight delivery service; or (iv) sent by facsimile transmission if such fax is confirmed immediately thereafter by also mailing a copy of such notice, request or other communication by regular (not certified or registered) United States Mail, first class postage pre-paid, as follows:

       If to the Company:              c/o Chromcraft Revington, Inc.
                                       Attention: Chairman
                                       1330 Win Hentschel Boulevard, Suite 250
                                       West Lafayette, Indiana 47906
                                       Telephone: (765) 807-2640
                                       Facsimile: (765) 807-2660

       If to Healy:                    Stephen D. Healy

                                       ___________________________

                                       ___________________________

                                       Telephone: (___) _________

                                       Facsimile: (___) __________

or to such other address or facsimile number as either party hereto may have furnished to the other in writing in accordance herewith. Healy shall promptly provide any changes to his address, telephone number and facsimile number to the Company.

      All such notices, requests and other communications shall be effective (i) if delivered by hand, when delivered; (ii) if sent by mail in the manner provided herein, two (2) business days after deposit with the United States Postal Service; (iii) if sent by overnight delivery service, on the next business day after deposit with such service; or (iv) if sent by facsimile transmission, on the date indicated on the fax confirmation page of the sender if such fax also is confirmed by mail in the manner provided herein.

      (l) Attorneys' Fees. The prevailing party in any claim or action (or any settlement thereof) under this Agreement shall, in addition to such other relief that a court may award, be entitled to recover its or his, as the case may be, reasonable attorneys' fees, costs and expenses from the non-prevailing party.

      (m) Recitals. The recitals, premises and "Whereas" clauses contained on page 1 of this Agreement are expressly incorporated into and made a part of this Agreement.

      (n) Definition of Person. For purposes of this Agreement, the term "Person" shall mean any natural person, proprietorship, partnership, corporation, limited liability company, organization, firm, business, joint venture, association, trust or other entity.

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

      (o) Non-disparagement. Following the Retirement Date, Healy shall not publicly disparage or make or publish negative statements or comments about the Company, its products or any of its directors or employees.

      (p) Cooperation. Following the Retirement Date and upon the request of CRI, the Company or any of CRI's subsidiaries or affiliates, Healy shall cooperate, assist and make himself available (for testimony or otherwise) at appropriate times and places as determined by CRI, the Company or any of CRI's subsidiaries or affiliates in connection with any claim, demand, action, suit, proceeding, examination, investigation or litigation by, against or affecting CRI, the Company or any of CRI's subsidiaries or affiliates. In connection with the foregoing, the Company shall pay Healy $500 for each day that CRI, the Company or any subsidiary or affiliate of CRI requests Healy to cooperate, assist or make himself available and shall also reimburse Healy for his reasonable out-of-pocket travel expenses incurred that are approved in advance by the Chairman of CRI or the Company.

                                     * * *

      IN WITNESS WHEREOF, the Company and Healy have made, entered into, executed and delivered this Agreement as of the day and year first above written.

                                       /s/ Stephen D. Healy
                                       ----------------------------------------
                                       Stephen D. Healy

                                       COCHRANE FURNITURE COMPANY, INC.

                                       By: /s/Benjamin M. Anderson-Ray
                                           ------------------------------------
                                           Benjamin M. Anderson-Ray, Chairman

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